EXHIBIT 21


                                  DYNAGEN, INC.
                                6/30/96 FORM 10-K

                          SUBSIDIARY OF THE REGISTRANT



Name of Subsidiary                                State of Incorporation
- ----------------------------                      -----------------------------

Able Laboratories, Inc.                           Delaware